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As filed with the Securities and Exchange Commission on August 9, 1996
                                                      Reg. No. 33 - __________

                                            SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549
                                                     -----------------

                                                         FORM S-8
                                                  REGISTRATION STATEMENT
                                                                           UNDER
                                                      THE SECURITIES ACT OF 1933
                                                     ----------------

                                                    LIZ CLAIBORNE, INC.
                                    (Exact name of issuer as specified in its charter)

                                        Delaware                       13-2842791
                           (State or other jurisdiction of            (I.R.S. Employer
                            incorporation or organization)           Identification No.)
                                                       1441 Broadway
                                                    New York, NY 10018
                                          (Address of Principal Executive Offices)

                                          LIZ CLAIBORNE, INC. OUTSIDE DIRECTORS'
                                                 1991 STOCK OWNERSHIP PLAN
                                                 (Full title of the plan)

                                               Roberta Schuhalter Karp, Esq.
                                  Vice President - Corporate Affairs and General Counsel
                                                    Liz Claiborne, Inc.
                                                   One Claiborne Avenue
                                                  North Bergen, NJ 07047
                                          (Name and address of agent for service)

                                         Telephone number, including area code, of
                                             agent for service: (201) 295-7830

                                              CALCULATION OF REGISTRATION FEE


                                    Proposed
                                  Proposed Maximum   Maximum       Amount of
Title of Securities Amount to be  Offering Price    Aggregate     Registration
to be Registered    Registered      Per Share     Offering Price       Fee
Common Stock (par
value $1.00 per      358,309
share)               shares(a)      $32.4375(b)   $11,622,648(b)     $4,008

Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.
(a) In accordance with 17. CFR 230.457(h), represents maximum number of shares currently issuable under the Plan covered by this Registration Statement.
(b) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the average of the high and low price of the Common Stock as reported by the New York Stock Exchange as of August 6, 1996, which is within five (5) business days prior to the date of this registration statement.

Exhibit Index is located at page 8 of this document.
                                   Total pages: 10 .



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Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference.

(a) The Registrant's Annual Report on Form 10-K for the year ended December 30, 1995.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

(c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), relating to the Registrant's Common Stock and preferred stock purchase rights, including any amendments or reports filed for the purposes of updating such description.

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold.


Item 4.           Description of Securities.

         Not applicable.


Item 5.           Interest of Named Experts and Counsel.

         The validity of the securities offered hereby has been passed upon for the Company by Roberta Schuhalter Karp, Esq., Vice President - Corporate Affairs and General Counsel of the Company. At July 31, 1996, Ms. Karp had a beneficial interest in an aggregate of approximately 18,575 shares of Common Stock of the Company.


Item 6.           Indemnification of Directors and Officers.

         The Registrant's Restated Certificate of Incorporation, the General Corporation Law of the State of Delaware (the "DGCL") and various other agreements provide for extensive indemnification for expenses, fines and judgments incurred by a director or officer in connection with various civil or criminal actions, including certain securities actions, provided the director or officer acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action, such director or officer did not have reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the DGCL enables a corporation in its original certificate or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty,

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except (i) for any breach of the director's  duty of loyalty to the  corporation or its stockholders, director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Article TENTH of the Registrant's Restated Certificate of Incorporation provides as follows:

         "TENTH: The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The Corporation's obligation to indemnify and to prepay expenses under this Article TENTH shall arise, and all rights granted to directors, officers, employees or agent hereunder shall vest, at the time of the

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occurrence of the transaction or event to which such action,  suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the certificate of incorporation or the by-laws of the Corporation, no action taken by the Corporation, either by amendment of this certificate of incorporation, the by-laws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article TENTH which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken."

         The Registrant maintains certain Directors' and Officers' Liability and Corporation Reimbursement Insurance covering the officers and directors of the Registrant to the extent permitted by the Restated Certificate of Incorporation of the Registrant and the laws of the State of Delaware.


Item 7.           Exemption from Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

Exhibit No.                         Description

4(a) Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 26,
                           1993).

4(b) By-laws of the Registrant, as amended (incorporated herein by reference from Exhibit 3(b) to the
                           Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (the "1992 Annual Report").

4(c) Specimen certificate for the Registrant's Common Stock, par value $1.00 per share (incorporated herein by reference from Exhibit 4(a) to the 1992 Annual Report).

4(d) Rights Agreement, dated December 7, 1988, as amended, between the Registrant and First Chicago Trust Company of New York, as Rights Agent (successor to The Chase Manhattan Bank, N.A.) (incorporated herein by reference from Exhibit 10(d) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988).

4(e) Amendment to Rights Agreement, dated March 1990, between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference from Exhibit 4(d)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989).

4(f) Amendment to Rights Agreement, dated as of January 24, 1992, between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference from Exhibit 4(b)(ii) to the Registrant's Annual Report on form 10-K for the fiscal year ended December 28, 1991).

5                          Opinion of Counsel re Legality.

23(a)                      Consent of Independent Public Accountants.

23(b)                      Consent of Counsel (included in Exhibit 5).


Item 9.           Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)       To include any material information with respect to the
                           plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided,
                          however, that paragraphs a(l)(i) and a(l)(ii) above do
                         not apply if the information required to be included in
                           a post-effective amendment by those paragraphs is
                           contained in periodic reports filed by the Registrant
                         pursuant to Section 13 or Section 15(d) of the 1934 Act
                          that are incorporated by reference in the Registration
                           Statement.

         (2) That, for the purpose of determining any liability under the 1993 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the

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         Registration  Statement  shall  be  deemed  to  be a  new  registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.







































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                                                        SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of August, 1996.

                                            LIZ CLAIBORNE, INC.


                                            By: /s/ Samuel M. Miller
                                            Samuel M. Miller
                                            Senior Vice President-Finance, Chief
                                            Financial Officer and Principal
                                            Financial and Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 9, 1996.

SIGNATURE                                                              TITLES(S)


/s/ Paul R. Charron      Chairman, Chief Executive Officer, President, Principal
    Paul R. Charron                         Executive Officer and Director


/s/ Lee Abraham                                               Director
    Lee Abraham


/s/ Eileen H. Bedell                                          Director
    Eileen H. Bedell


                                                              Director
    Jerome A. Chazen


                                                              Director
    Ann M. Fudge


/s/ J. James Gordon                                           Director
    J. James Gordon


/s/ Sherwin Kamin                                             Director
    Sherwin Kamin


                                                              Director
    Kay Koplovitz


/s/ Paul E. Tierney, Jr.                                      Director
    Paul E. Tierney, Jr.

                                                                             -7-



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                                     EXHIBIT INDEX

                                                                      Sequential
Exhibit No.                      Description                            Page No.

4(a) Restated Certificate of Incorporation of the Registrant (incorporation herein by reference from Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 26,
              1993).

4(b) By-laws of the Registrant, as amended (incorporated herein by reference from Exhibit 3(b) to the
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (the "1992
              Annual Report").

4(c) Specimen certificate for the Registrant's Common Stock, par value $1.00 per share (incorporated herein by reference from Exhibit 4(a) to the 1992 Annual Report).

4(d) Rights Agreement, dated December 7, 1988, as amended, between the Registrant and First Chicago Trust Company of New York, as Rights Agent (successor to The Chase
              Manhattan Bank, N.A.) (incorporated
              herein by reference from Exhibit 10(d)
              to the Registrant's Annual Report on
              Form 10-K for the fiscal year ended
              December 31, 1988).

4(e)          Amendment to Rights Agreement, dated
              March 1990, between the Registrant
              and First Chicago Trust Company of
              New York, as Rights Agent (incorporated
              herein by reference from Exhibit 4(d)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
              December 30, 1989).

4(f)          Amendment to Rights Agreement, dated as
              of January 24, 1992, between the
              Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference from Exhibit 4(b)(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
              December 28, 1991).

5             Opinion of Counsel re Legality.

23(a)         Consent of Independent Public Accountants.

23(b)         Consent of Counsel (included in Exhibit 5).


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